UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 16, 2020
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)             Chief Operating Officer Stock Option Award
In connection with the previously announced appointment of Jeff Vogt as the Chief Operating Officer of USA Technologies, Inc. (the “Company”) as disclosed by the Company on its Current Report on Form 8-K filed on June 24, 2020, the Company granted to Mr. Vogt a stock option on July 16, 2020 to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $7.61 per share.  One-half of the stock option will vest in three equal installments on each of the first three anniversaries of the grant date, and the remaining one-half of the stock option will be eligible to vest on June 30 of each of 2021, 2022, and 2023 subject to achievement of performance goals to be established by the Company, in each case generally subject to Mr. Vogt’s continued employment on the applicable vesting date. The above description of Mr. Vogt’s stock option grant is qualified in its entirety by reference to a copy of Mr. Vogt’s Non-Qualified Stock Option Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.
Item 9.01        Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

10.1	Non-Qualified Stock Option Agreement, dated as of July 16, 2020, by and between USA Technologies, Inc. and Jeff Vogt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
USA TECHNOLOGIES, INC.

By:	/s/ Davina Furnish
Name: Davina Furnish
Title: General Counsel and Secretary

Dated: July 21, 2020